EXHIBIT 23.2



                       Consent of Independent Accountant

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-5473, 33-66112 and 333-76951) and Form S-8
(Nos. 33-24274; 33-50949 and 333-28235) of Kerr-McGee Corporation of our report dated February 26, 1999 appearing in Kerr-McGee Corporation's Current Report on Form 8-K and relating to the consolidated financial statements of Oryx Energy Company, which financial statements are not separately presented therein.



(PRICEWATERHOUSECOOPERS LLP)
 PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
July 16, 1999